Exhibit 10.4

William Sigler

933 6th Street, Unit D

Hermosa Beach, CA 90403

Email: billsmack1@gmail.com

August 4, 2015

VIA ELECTRONIC MAIL

Smack Sportswear, Inc.

attn: Douglas Samuelson, CEO

6025 Macadam Ct.

Agoura Hills, CA 91301

Re: Closing Date for Asset Sale

Gentlemen;

Reference is hereby to the Asset Purchase Agreement dated as of July 27, 2015 (the “Asset Purchase Agreement”) between Smack Sportswear, Inc., a Nevada corporation (the “Company”) and William Sigler (“Sigler”), whereby certain assets were sold by the Company to Sigler. This letter confirms that the transactions relating to said asset sale were consummated on July 31, 2015.

/s/ William Sigler
William Sigler

AGREED AND ACKNOWLEDGED:

SMACK SPORTSWEAR, INC.

By:	/s/ Douglas Samuelson
Name:	Douglas Samuelson
Title:	Chief Executive Officer